SUB-ITEM 77Q1 EXHIBITS

(a) By-Laws Amendments - The following preambles and resolutions were adopted unanimously by the Eagle Growth Shares ("Eagle Growth") board of directors.


04/15/09
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WHEREAS, in order to enhance the effectiveness and efficiency of the solicitation of shareholders for the Eagle Shareholder Meeting, and to reduce the costs of solicitation, management has proposed amending the By-Laws, as discussed at this Meeting, to permit Internet and telephonic voting by shareholders;

NOW, THEREFORE, BE IT

RESOLVED, that the Eagle Growth Board hereby approves the proposed amendment of
Section 13 of the Fund's By-Laws, as described at this Meeting, whereby the following provisions will be removed:

At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by written proxy subscribed by such stockholder and bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period, and Section 13 will be amended to state the following:

At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by ^ proxy ^ bearing a date not more than eleven months prior to said meeting, unless said proxy provides for a longer period. Each stockholder may authorize another person or persons to act for him or her as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law, or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy, or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means; and

FURTHER RESOLVED, that the proper officers of the Fund be, and each of them hereby is, authorized and directed to take all such other action as is necessary to implement the amendment to the By-Laws approved at this Meeting.